Exhibit 5.1

June 30, 2009

AgFeed Industries, Inc.
Rm. A1001-1002, Tower 16
Hengomao Int’l Center
333 S. Guangchang Rd.
Nanchang, Jiangxi Province, PRC 330003

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for AgFeed Industries, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form  S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), including the prospectus included therein (the “Prospectus”), relating to the registration of the following securities of the Company, having a maximum aggregate initial public offering price of up to $75,000,000, all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act at an indeterminate aggregate initial offering price, as set forth in the Registration Statement, Prospectus and any amendments or supplements thereto:

(a)	shares of the Company’s Common Stock par value $0.001 per share (the “Common Stock”);

(b)	debt securities, in one or more series (the “Debt Securities”); and

(c)	warrants to purchase Common Stock, Debt Securities, or any combination thereof (the “Warrants”).

The Common Stock, Debt Securities and Warrants are collectively referred to herein as the “Securities.”

We have been advised by the Company that:

1.
The Debt Securities may be either senior or subordinated, and if issued, will be issued pursuant to one or more Indentures in substantially the forms of Exhibit 4.8 and 4.9 to the Registration Statement (the “Indenture”), to be entered into between the Company and a trustee to be identified in the applicable Indenture (the “Trustee”), and the particular terms of any Debt Securities will be set forth in a supplement to the Prospectus or in a free-writing prospectus prepared in connection with the issuance of the applicable Debt Securities; and

Holland & Hart LLP  Attorneys at Law
Phone (775) 327-3000  Fax (775) 786-6179  www.hollandhart.com
5441 Kietzke Lane  Second Floor  Reno, Nevada 89511
Aspen Billings Boise Boulder Carson City Cheyenne Colorado Springs Denver Denver Tech Center Jackson Hole Las Vegas Reno Salt Lake City Santa Fe Washington, D.C.

AgFeed Industries, Inc. June 30, 2009 Page 2

2.
The Warrants may be issued pursuant to a warrant agreement to be entered into between the Company and a warrant agent selected by the Company (the “Warrant Agreement”), which will be filed with the Commission in an appropriate filing, if applicable, and the particular terms of any series of Warrants will be set forth in a supplement to the Prospectus or in a free-writing prospectus prepared in connection with the issuance of the applicable Warrants.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any amendments thereto (including post-effective amendments) will be deemed effective by the Commission; (vi) one or more prospectus supplements or free-writing prospectuses will be prepared and filed with the Commission describing the Securities offered thereby; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized and validly executed and delivered by all parties; (viii) the Company has reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all Securities; (ix) the certificates representing the Securities will be duly authorized, executed and delivered; (x) the applicable Indenture will be duly authorized, executed and delivered by the Trustee and will be duly qualified under the Trust Indenture Act; (xi) where applicable, the Debt Securities will be properly authenticated by the trustee named in the applicable Indenture; (xii) any Warrant Agreement will be duly authorized, executed and delivered by all parties thereto; (xiii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (xiv) with respect to shares of Common Stock offered, there will be sufficient shares of the Company's Common Stock authorized under its Articles of Incorporation and not otherwise reserved for issuance; and (xv) any applicable certificates representing the Securities will be duly authorized, executed and delivered.

We have examined the Registration Statement to be filed with the Commission, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further provisions hereof, we are of the following opinion:

1.            The Common Stock will be validly issued, fully paid and nonassessable, provided that (i) the Company’s Board of Directors or an authorized committee thereof has specifically authorized the issuance by proper action (“Authorizing Resolutions”), (ii) the offer and sale of the Common Stock and the issuance and delivery thereof are in conformity with the Company’s Articles of Incorporation and Bylaws, and do not violate any applicable law, or result in a default under or breach of any agreement or instrument binding on the Company or a violation of any restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the shares of Common Stock have been issued and sold in compliance with applicable federal and state securities laws and in the manner contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplements or free-writing prospectuses relating to the Prospectus and (iv) the Company has received the consideration provided for in the applicable Authorizing Resolutions and such consideration per share shall not be less than the par value per share of the Common Stock.

AgFeed Industries, Inc. June 30, 2009 Page 3

2.            The Debt Securities will constitute valid and legally binding obligations of the Company, provided that (i) such Debt Securities are specifically authorized for issuance by Authorizing Resolutions (which Authorizing Resolutions shall set forth, among other things, the terms upon which the Debt Securities are to be issued, the form and content of the Debt Securities and, if applicable, any conversion, exchange or exercise features of the Debt Securities), (ii) the applicable Indenture conforms with applicable law and is enforceable in accordance with its terms, and a Trustee has been selected by the Company, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, the Articles of Incorporation, Bylaws and Authorizing Resolutions, and do not violate any applicable law or the Articles of Incorporation or Bylaws, or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, the Prospectus and the applicable prospectus supplements or free-writing prospectuses relating to the Prospectus and (v) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

3.            The Warrants will constitute valid and legally binding obligations of the Company, provided that (i) such Warrants are specifically authorized for issuance by Authorizing Resolutions (which Authorizing Resolutions shall set forth, among other things, the terms upon which the Warrants are to be issued, the form and content of the Warrants and the consideration for shares of Common Stock or Debt Securities that are to be issued upon exercise of the Warrants), (ii) any applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by all parties thereto and is enforceable in accordance with its terms, and a warrant agent has been selected by the Company,, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with any applicable Warrant Agreement, do not violate any applicable law of the Articles of Incorporation or Bylaws, or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Warrants have been duly executed and countersigned in accordance with any applicable Warrant Agreement and issued and sold as contemplated in the Authorizing Resolution, the Registration Statement, the Prospectus and the applicable prospectus supplements or free-writing prospectuses relating to the Prospectus, and (vi) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

AgFeed Industries, Inc. June 30, 2009 Page 4

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We express no opinions concerning: (i) the validity or enforceability of any provisions contained in Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the validity or enforceability of any provisions contained in any Warrant Agreements that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Securities, the Registration Statement, and any amendments thereto (including post-effective amendments), will be effective, an applicable prospectus supplement or free writing prospectus will have been prepared and filed with the Commission describing such Securities, the authorization of such Securities will not have been modified or rescinded by the Board and, if such Securities are shares of the Common Stock, the Company will have a sufficient number of authorized but unissued shares thereof under its Articles of Incorporation at the time of the issuance thereof and there will not have occurred any change in law affecting the validity or enforceability of such Securities. We have also assumed that none of the terms of any Securities to be established subsequent to the date hereof nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms of such Securities, will violate any applicable law or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock, Debt Securities and Warrants while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing Nevada statutes, rules, regulations and judicial decisions, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

AgFeed Industries, Inc. June 30, 2009 Page 5

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder

Very truly yours,

/s/ Holland & Hart

HOLLAND & HART LLP